UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT: September 10, 2004
(Date of earliest event reported)

POWELL INDUSTRIES, INC.
(Exact Name of Registrant as Specified in Its Charter)

Nevada (State or other jurisdiction of incorporation or organization) 8550 Mosley Drive Houston, Texas (Address of Principal Executive Offices)	0-6050 (Commission File Number)	88-0106100 (I.R.S. Employer Identification Number) 77075-1180 (Zip Code)

(713) 944-6900

(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Item 5.02 (c) – Appointment of Principal Officers

On September 10, 2004, the Company’s Board of Directors elected Mark W. Reid, age 44, to the position of Executive Vice President to serve until the meeting of the Board following the Annual Shareholder’s Meeting or until his successor is duly elected and qualified. Mr. Reid’s primary responsibilities will include strategic planning and corporate development.

Mr. Reid is a professional engineer with over 21 years of experience in the electrical products industry. Over the past eight years, Mr. Reid held various management positions with ABB, including General Manager, Group Vice President and Regional Manager. While at ABB, he had assignments in the U.S. and in Zurich, Switzerland. Mr. Reid holds a B.S. in Mechanical Engineering from the University of Colorado.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: September 14, 2004	POWELL INDUSTRIES, INC. By: /s/ DON R. MADISON Don R. Madison Vice President Chief Financial Officer (Principal Accounting and Financial Officer)